Exhibit 99.1


For Immediate Release                                Contact: Oscar Smith
                                                              Gene Bertcher
                                                              (972) 407-8400


                       CABELTEL INTERNATIONAL CORPORATION
                           ANNOUNCES QUARTERLY RESULTS

Dallas (May 16, 2007) - CabelTel International Corporation (AMEX: GBR) (the "Company") today announced a net loss of $427,000 or 43 cents per share for the three months ended March 31, 2007 compared to a loss of $298,000 or 31 cents per share for the same period in 2006. The Company earned $46,000 or four cents per share from continuing operations compared to a continuing operations loss of $113,000 or 11 cents per share during the same period in 2006.

The Company has as agreement to transfer its ownership of the Gainesville Outlet Mall and 40 acres of adjacent, vacant land to an independent third party. The Company has recorded an impairment loss of $314,000 in the quarter ended March 31, 2007. The assets and liabilities being transferred have been reflected as Assets and Liabilities Held for Sale on the Company's balance sheet for the period.

Key items for the three months ended March 31, 2007 compared to the same period in 2006 were:

o For the three months ended March 31, 2007, the Company recorded revenues of $721,000 compared to $757,000 for the three months ended March 31, 2006. The Company's retirement property is fully occupied and it is anticipated that it will remain so during 2007. The decrease in revenue in 2007, as compared to 2006, is principally due to a decrease in certain fees received from a related party for providing accounting services.

o For the three months ended March 31, 2007, operating expenses at the retirement center were $320,000 as compared to $306,000 for the three months ended March 31, 2006. The slight increase for the period was due to general cost increases at the facility.

o For the three months ended March 31, 2007, corporate general & administrative expenses were $209,000 as compared to $378,000 for the three months ended March 31, 2006. In 2006 the company incurred approximately $80,000 in payroll and consulting fees which were not incurred in 2007. In general there was an overall reduction in administrative costs in the latter part of 2006 which has the effect of lowering administrative costs in 2007.

o For the three months ended March 31, 2007, interest income was $84,000 compared to $317,000 for the three months ended March 31, 2006. During the first quarter of 2006 the Company recorded $306,000 of interest income from loans made to CabelTEL AD in Bulgaria. In 2006 the Company sold its Gaywood subsidiary for cash and invested the proceeds in an interest bearing note which has resulted in an increase in interest of $74,000 in 2007 when compared to 2006.

o The Company recorded no interest expense for the three months ended March 31, 2007, as compared to $263,000 same period in 2006. During the first quarter of 2006 the Company recorded $306,000 of interest expense from loans made for the purpose of advancing funds to CabelTEL AD in Bulgaria. The balance of the interest in the three months ended March 31, 2006 was for a note that was paid off later in 2006.

CabelTel International Corporation operates one retirement community in King City, Oregon, with a capacity of 114 residents.

                                      ####

                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (amounts in thousands)

                                                         March 31,  December 31,
Assets                                                     2007          2006
                                                        (Unaudited)
                                                        -----------  -----------
Current assets
         Cash and cash equivalents                       $  254           $  324
         Notes and interest receivable - related party    1,557            1,428
         Other current assets                                59               36
         Assets held for sale                             6,750            7,047
                                                         ------           ------

                  Total current assets                    8,620            8,835

Property and equipment, at cost
         Land and improvements                               20               20
         Buildings and improvements                         169              169
         Equipment and furnishings                          297              290
                                                         ------           ------
                                                            486              479

          Less accumulated depreciation                     371              364
                                                         ------           ------
                                                            115              115

Deferred tax asset                                          491              491

Other assets                                                104              261
                                                         ------           ------

Total Assets                                             $9,330           $9,702
                                                         ======           ======

                       CabelTel International Corporation
                     Consolidated Balance Sheets - Continued
                  (amounts in thousands, except share amounts)

                                                    March 31,       December 31,
Liabilities and Stockholders' equity                   2007             2006
                                                   (Unaudited)
                                                   -----------     -------------
Current liabilities
         Accounts payable - trade                     $    248         $    439
         Accrued expenses                                  273              124
         Liabilities held for sale                       6,750            6,642
                                                      --------         --------

                  Total current liabilities              7,271            7,205

Other long-term liabilities                                407              418
                                                      --------         --------

                  Total liabilities                      7,678            7,623

Stockholders' equity
         Preferred stock, Series B                           1                1
         Common stock $.01 par value; authorized,
              100,000,000 shares; 976,955 shares at
              March 31, 2006 and 986,953 shares at
              March 31, 2007 issued and outstanding         10               10
         Additional paid-in capital                     55,992           55,992
         Accumulated deficit                           (54,351)         (53,924)
                                                      --------         --------

                                                         1,652            2,079
                                                      --------         --------


Total Liabilities and Equity                          $  9,330         $  9,702
                                                      ========         ========

                       CabelTel International Corporation
                      Consolidated Statements of Operations
                  (amounts in thousands, except per share data)

                                                          For The Three Month
                                                             Period Ended
                                                               March 31,
                                                           2007           2006
                                                          ------         ------
                                                               (Unaudited)

Revenue
         Real estate operations                           $ 721          $ 757
                                                          -----          -----

Operating expenses
         Real estate operations                             320            306
         Lease expense                                      240            236
         Corporate general and administrative               209            378
                                                          -----          -----
                                                            769            920
                                                          -----          -----

         Operating loss                                     (48)          (163)

Other income (expense)
         Interest income                                     84            317
         Interest expense                                  --             (263)
         Other income (expense) net                          10             (4)
                                                          -----          -----
                                                             94             50
                                                          -----          -----

         Net income (loss) from continuing operations        46           (113)
                                                          -----          -----

Discontinued operations
         Loss from operations                              (159)          (185)
         Provision for asset impairment                    (314)          --
                                                          -----          -----
                                                          -----          -----
         Net loss on discontinued operations               (473)          (185)
                                                          -----          -----
                                                          -----          -----

Net loss applicable to common shares                      $(427)         $(298)
                                                          =====          =====
                                                          =====          =====

Net earnings (loss) per common share -
          basic and diluted
         Continuing operations                            $0.04          $(0.11)
         Discontinued operations                          (0.47)         (0.20)
                                                          -----          -----
                                                          -----          -----

         Net income (loss) per share                      $(0.43)        $(0.31)
                                                          =====          =====
                                                          =====          =====
Weighted average of common and equivalent shares
outstanding - basic and diluted                             987             977